UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2007

State Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza
Jericho, NY 11753
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 30, 2007, the Board of Directors of State Bancorp, Inc. (the “Company”), the parent company of State Bank of Long Island, elected Congressman John J. LaFalce to its Board of Directors effective immediately.  Congressman LaFalce will also serve as a Director of State Bank of Long Island.  As discussed below, Congressman LaFalce will serve on the Special Litigation Committee formed by the Board of Directors in connection with the shareholder derivative action filed against the Company and certain of the Company's current and former directors and officers, as previously disclosed.  Congressman LaFalce served as a United States Congressman, representing western New York, from 1975 to 2002.

A copy of the press release issued by the Company on September 4, 2007 regarding the foregoing is filed as Exhibit 99.1 to the current report on Form 8-K.

ITEM 8.01.    OTHER EVENTS

At the Company’s Board of Directors meeting held on August 30, 2007, Congressman LaFalce was appointed to the Special Litigation Committee of the Company's Board of Directors.  The Special Litigation Committee was formed in connection with the shareholder derivative action filed on July 17, 2007 against the Company and certain of the Company's current and former directors and officers, as previously disclosed.  On August 31, 2007 Thomas M. O'Brien submitted, and the Special Litigation Committee accepted, his resignation from the Committee.  The members of the Special Litigation Committee are Nicos Katsoulis and John J. LaFalce.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

               (d)    Press Release of the Company, dated September 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2007	STATE BANCORP, INC.

	By:	/s/ Brian K. Finneran
Brian K. Finneran Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release of State Bancorp, Inc., dated September 4, 2007